SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No. )

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[ ]      Preliminary Proxy Statement    [ ] Confidential, for use of the
                                            Commission Only (as permitted by
                                            Rule 14a6(e)(2))
[ ]      Definitive Proxy Statement
[ ]      Definitive Additional Materials
[X]      Soliciting Material pursuant to Rule 14a-12

                            Ridgewood Financial, Inc.
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                (Name of Registrant as Specified in Its Charter)

    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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FOR IMMEDIATE RELEASE                      FOR FURTHER INFORMATION CONTACT:
---------------------                      --------------------------------

December 12, 2000                          Susan E. Naruk, President and CEO
                                           Nelson Fiordalisi, EVP and COO
                                           Ridgewood Financial, Inc.
                                           Ridgewood Savings Bank
                                           (201) 445-4000


                      RIDGEWOOD SAVINGS BANK OF NEW JERSEY
                    ANNOUNCES APPROVAL OF PLAN OF MERGER WITH
                          BOILING SPRINGS SAVINGS BANK

         Ridgewood, New Jersey -- Ridgewood Financial, Inc. and its wholly-owned subsidiary Ridgewood Savings Bank of New Jersey, Ridgewood, New Jersey
("Ridgewood Bank") announced that its board of directors has approved an Agreement and Plan of Merger (the "Agreement") with Boiling Springs Bancorp and its wholly-owned subsidiary Boiling Springs Savings Bank, Rutherford, New Jersey ("Boiling Springs Bank"). In order to provide advance notice pursuant to an agreement previously signed with Provident Savings Bank, Jersey City, New Jersey, the parties anticipate that the Agreement will be signed and effective on or about December 14, 2000. Boiling Springs is a New Jersey chartered mutual savings bank which is wholly-owned by Boiling Springs Bancorp, which is wholly-owned by Boiling Springs, MHC, a New Jersey state savings bank mutual holding company; Ridgewood Savings Bank of New Jersey is a New Jersey stock savings bank which is wholly-owned by Ridgewood Financial, Inc. which has the majority of its stock owned by Ridgewood Financial, MHC ("Ridgewood Mutual Holding Company"), a New Jersey state savings bank mutual holding company. Pursuant to the Agreement, the Mutual Holding Company structure of Ridgewood will be eliminated and Ridgewood Bank will ultimately merge with and into Boiling Springs Bank and continue to operate as a division of Boiling Springs Bank. The stockholders of Ridgewood Financial, Inc. other than Ridgewood Mutual Holding Company (the "Public Stockholders") will receive $18.00 in cash in exchange for each share of common stock.

         Pursuant to the Agreement, the following primary steps will occur: (1) Ridgewood Mutual Holding Company will merge with Boiling Springs, MHC; (2) Ridgewood Financial, Inc. will ultimately merge into Boiling Springs Bancorp;
(3) Ridgewood Bank will merge with Boiling Springs Bank; (4) the Public Stockholders of Ridgewood Financial, Inc. will exchange their Ridgewood
Financial, Inc. stock for $18.00 per share in cash; (5) the common stock of Ridgewood Financial, Inc. owned by Ridgewood Mutual Holding Company will be cancelled; and (6) the depositors of Ridgewood Bank will become depositors of Boiling Springs Bank and obtain liquidation rights and stock subscription rights in Boiling Springs Bank.

         Previously, on August 28, 2000, Ridgewood Financial, Inc. entered into a merger agreement, subject to several contingencies, including stockholder and bank regulatory approval, with Provident Savings Bank, headquartered in Jersey City, New Jersey. The Agreement with Boiling Springs is substantially similar in all material respects as the Provident Agreement except that the Public Stockholders of Ridgewood Financial, Inc. will receive $18.00 per share, instead of $15.00. The merger agreement with Provident included a customary non-solicitation of other offers provision which, under certain circumstances, would require the payment of $1.0 million by Ridgewood in the event Ridgewood enters into a merger agreement with another company, such as Boiling Springs. The Agreement provides that in the event the Agreement is terminated because Boiling Springs is unable to obtain regulatory approval, Boiling Springs will reimburse Ridgewood for $0.5 million of this payment to Provident.

         Pursuant to the Agreement, a member of the Board of Ridgewood Financial, Inc. will become a member of the Board of Boiling Springs Bank and its holding companies. In addition, Boiling Springs Bank will establish a Ridgewood Advisory Board of Directors. The existing non- employee directors of Ridgewood and the President of Ridgewood Bank, Susan Naruk, will continue to serve on the Advisory Board, and President Naruk will continue to act as a consultant and otherwise assist in the transition for three years.

         The merger of Boiling Springs Bank and Ridgewood Bank is subject to several contingencies, including, the execution of the definitive agreement between the parties, the receipt of regulatory approval and the approval of the stockholders of Ridgewood Financial, Inc. The common stock of Ridgewood Financial, Inc. currently trades on the Nasdaq National Market under the symbol "RSBI."

         Ridgewood may be filing a proxy statement and other relevant documents concerning the merger with the Securities and Exchange Commission ("SEC"). WE URGE INVESTORS TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS
FILED WITH THE SEC BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors will be able to obtain the documents free of charge at the SEC's website, www.sec.gov. In addition, documents filed with the SEC by Ridgewood will be available free of charge from Ridgewood, Attn: Corporate Secretary, 55 North Broad Street, Ridgewood, New Jersey 07450, telephone (201) 445-2000. INVESTORS SHOULD READ THE PROXY STATEMENT CAREFULLY BEFORE MAKING A DECISION CONCERNING THE MERGER.

         Ridgewood and its directors and executive officers may be deemed to be participants in the solicitation of proxies of Ridgewood stockholders to approve the merger. Ridgewood's board of directors is composed of Susan E. Naruk, Nelson Fiordalisi, Michael Azzara, Jerome Goodman, Bernard J. Hoogland, John Kandravy, Robert S. Monteith, John J. Repetto, and Paul W. Thornwall. Collectively, the directors and executive officers at Ridgewood may be deemed to beneficially own approximately 5.4% of Ridgewood's common stock. This ownership information is as of December 31, 1999.

         The foregoing materials may contain forward-looking statements. We caution that such statements may be subject o uncertainties and actual results could differ materially and, therefore, investors should not place undue reliance on any forward-looking statements. Ridgewood Financial, Inc. specifically disclaims any obligation to publicly release the results of any revisions that may be made to any forward-looking statements to reflect the occurrence of any events or circumstances after the date of such statements.